Exhibit D-2

[The Export-Import Bank of Korea Letterhead]

POWER OF ATTORNEY

The undersigned, the duly appointed Chairman & President of The Export-Import Bank of Korea (“KEXIM”), hereby constitutes and appoints Mr. Gyu Lee, Deputy President; Mr. Sang-Kyun Jo, Executive Director and Member of Board of Directors; Mr. Sung Uk Hong, Mr. Yoon Yung Kim and Mr. Hoon Ha Hwang, Director General, Director and Senior Deputy Director of the International Finance Department, respectively; Mr. Pyung-Ku Lee and Mr. Soon-Sik Ryoo, Chief Representative and Senior Deputy Representative of the New York Representative Office, respectively; and any other person acting in any such capacity and each of them (with full power of substitution), the agents and attorneys-in-fact of the undersigned Chairman & President of KEXIM with full power in each of them acting alone to take the following actions on behalf of KEXIM and the undersigned Chairman & President of KEXIM:

1. To sign a registration statement (the “Registration Statement”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities to be issued from time to time by KEXIM and one or more amendments to the Registration Statement (including, without limitation, pre-effective or post-effective amendments thereto and amendments or supplements to the prospectus contained therein), and any registration statement or amendment filed pursuant to Rule 462(b) under the Securities Act and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Debt Securities and Warrants under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States of America and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions; and

3. To sign such other documents (including, without limitation, one or more Underwriting Agreements, Distribution Agreements, Fiscal Agency Agreements, Warrant Agreements, Listing Applications, Paying Agency Agreements and Appointments of Process Agents relating to the Debt Securities or Warrants), to take such other actions and to do such other things as said agents and attorneys-in-fact or any of them, may deem necessary or appropriate, from time to time, in connection with the foregoing and in connection with the issuance and sale, from time to time, by KEXIM of the Debt Securities or Warrants.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 10th day of May 2004.

By	/s/ DONG-KYU SHIN
Dong-Kyu Shin Chairman & President The Export-Import Bank of Korea